UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
               __________________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 28, 1999

                             0-10888
        -------------------------------------------------
                    (Commission File Number)
                _________________________________


                          OLD NATIONAL BANCORP
     (Exact name of registrant as specified in its charter)

                    INDIANA                  35-1539838
                                                           (State
incorporation)                                  (I.R.S.  Employer
Identification No.)

             420 Main Street, Evansville, Indiana 47708
            (Address of principal executive offices)

                          812-464-1434
                 (Registrant's telephone number)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

          (a)  Previous Independent  Public Accountants

               Effective July 22, 1999, the Board of Directors of Old National Bancorp (the "Registrant") dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants. The Audit Committee of the Board of Directors of the Registrant approved this action.


               In connection with the audits of Old National Bancorp's financial statements as of December 31, 1998, and 1997 and for the years then ended and through the period June 30, 1999, there were no disagreements between Old National Bancorp ("Old National") and Arthur Andersen on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on financial statements. Arthur Andersen's reports on Old National's financial statements as of December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.
               The Registrant has provided a copy of this disclosure to Arthur Andersen in compliance with the provisions of Item 304 (a) (3) of Regulation S-K and has requested a letter from Arthur Andersen addressed to the Securities and Exchange Commission stating that Arthur Andersen agrees with the statements as set forth above. A copy of that letter, dated July 27, 1999, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

          (b)  New Independent Public Accountants

               Effective July 22, 1999, the Registrant engaged the accounting firm of PricewaterhouseCoopers LLP as independent public accountants of the Registrant.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          The following exhibits are filed herewith:

Exhibit
Number                   Title

16.1 Letter from Arthur Andersen re: change in certifying
               accountant.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   OLD NATIONAL BANCORP


                                   By:  /s/ Jeffrey L. Knight

                                   Name:  Jeffrey L. Knight
                                   Title:  Corporate Secretary
and
                                        General Counsel

Date:  July 22, 1999

EXHIBIT INDEX

Exhibit
Number                   Title

16.1 Letter from Arthur Andersen re: change in certifying
               accountant.